As filed with the Securities and Exchange Commission on February 2, 2018

Registration File No. 333-196392

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VOYA INSURANCE AND ANNUITY COMPANY

(Exact name of registrant as specified in its charter)

IOWA

(State or other jurisdiction of incorporation or organization)

41-0991508

(I.R.S. Employer Identification No.)

Voya Insurance and Annuity Company

699 Walnut Street, Suite 1350
Des Moines, Iowa 50309-3942

(770) 980-5100

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Neil McMurdie, Esq.

Voya Insurance and Annuity Company

One Orange Way, C2S

Windsor, Connecticut 06095-4774

(860) 580-2824

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not applicable. This Post-Effective Amendment No. 2 deregisters those securities that remain unsold hereunder as of the effective date hereof.

(Approximate date of commencement of proposed sale to the public)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer                                                                                            ☐                                      Accelerated Filer                                                                                                            ☐

Non-accelerated filer                                                                                              ☑  (Do not check if a smaller reporting company)   Smaller reporting company                                              ☐

                                                                                                                                       Emerging growth company                                                 ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-effective Amendment No. 2 to the Registration Statement on Form S-3 with respect to the Voya PotentialPLUS Indexed Variable Annuity (File No. 333-196392) acts as a post-effective amendment to an earlier registration statement declared effective by the Securities and Exchange Commission (“SEC”) on December 12, 2014, and amended by a post-effective amendment declared effective by the SEC on May 5, 2015 (collectively, the “Registration Statement”). This Post-Effective Amendment is being filed in accordance with an undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of Voya Insurance and Annuity Company (the “Company”) that were previously registered under the Registration Statement and that were unsold at the termination of the offering.

The Company is terminating the offering of securities pursuant to the Registration Statement. By filing this Post-Effective Amendment, the Company hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities registered but unsold under the Registration Statement as of the close of business on February 13, 2018, or such time and date as this Post-Effective Amendment becomes effective.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

Exhibit No.	Exhibit

1(a)	Service Agreement dated January 1, 1994, by and between Golden American Life Insurance Company and Directed Services, Inc., as amended.
1(b)	Amendment to and Restatement of the Distribution Agreement originally dated December 27, 1988, between Golden American Life Insurance Company and Directed Services, Inc.

4(a)	Flexible Premium Deferred Combination Variable and Fixed Annuity Contract (IU-IA-4040).

5(a)	Opinion re: Legality.

23(b)	Consent of Counsel (included in Exhibit (5) above).

24(a)	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment No. 2 to Registration Statement on form S-3, file No. 333-196392, to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Windsor, State of Connecticut, on this 2nd day of February, 2018.

By:	VOYA INSURANCE AND ANNUITY COMPANY (Registrant)

By:	/s/ Carolyn M. Johnson*
Carolyn M. Johnson
President (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 2, 2018.

Signature	Title

Carolyn M. Johnson*	Director and President
Carolyn M. Johnson	(principal executive officer)

Alain M. Karaoglan*	Director
Alain M. Karaoglan

Rodney O. Martin, Jr.*	Director
Rodney O. Martin, Jr.

Charles P. Nelson*	Director
Charles P. Nelson

Chetlur S. Ragavan*	Director
Chetlur S. Ragavan

Michael S. Smith*	Director
Michael S. Smith

Michael R. Katz*	Senior Vice President and Chief Financial Officer
Michael R. Katz	(principal financial officer)

C. Landon Cobb, Jr.*	Senior Vice President and Chief Accounting Officer
C. Landon Cobb, Jr.	(principal accounting officer)

By:	/s/ J. Neil McMurdie
J. Neil McMurdie
* Attorney-in-Fact

*Executed by J. Neil McMurdie on behalf of those indicated pursuant to Powers of Attorney filed as an exhibit to this Registration Statement.

Exhibit Index

Exhibit No.	Exhibit

16(1)(a)	Service Agreement dated January 1, 1994, by and between Golden American Life Insurance Company and Directed Services, Inc., as amended.

16(1)(b)	Amendment to and Restatement of the Distribution Agreement originally dated December 27, 1988, between Golden American Life Insurance Company and Directed Services, Inc.

16(4)(a)	Flexible Premium Deferred Combination Variable and Fixed Annuity Contract (IU-IA-4040).

16(5)(a)	Opinion re: Legality.

16(23)(b)	Consent of Counsel (included in Exhibit (5) above).

16(24)(a)	Powers of Attorney.

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